As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________

Delaware	2834	68-0454536
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8800

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Justin M. Hall, Esq.

President, Chief Executive Officer and General Counsel

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

___________

Copy to:

Abby E. Brown, Esq.

Squire Patton Boggs (US) LLP

2550 M Street, NW

Washington, DC 20037

(202) 457-6000

___________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share(3)	10,205,644	$0.96	$9,797,419	$1,272

___________

(1)

The shares of our common stock, par value $0.01 (“Common Stock”) being registered hereunder are being registered for sale by the selling securityholders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar events.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices of our Common Stock as reported on the NYSE American on May 13, 2020, a date within five business days prior to the filing of this Registration Statement.

(3)

Consists of 5,302,350 shares of Common Stock held by Mr. Jian Ping Fu and 4,903,294 shares of Common Stock held by Pioneer Pharma (Hong Kong) Company Ltd., with all such shares sold by the Company in private placements as described in this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We and the selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2020

PROSPECTUS

10,205,644 Shares of Common Stock

This prospectus relates to the resale of 10,205,644 shares (the “Shares”) of NovaBay Pharmaceuticals Inc.’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”) held by the Company’s two largest stockholders, Mr. Jian Ping Fu (“Mr. Fu”) and Pioneer Pharma (Hong Kong) Company Ltd. (“Pioneer Hong Kong” and together with Mr. Fu, the “Selling Securityholders”) with Mr. Fu holding 5,302,350 of the Shares and Pioneer Hong Kong holding 4,903,294 of the Shares. Mr. Fu acquired his 5,302,250 Shares in two private placements with the Company and in a privately negotiated transaction with OP Financial Investments Limited (which acquired such shares in a private placement with the Company). Pioneer Hong Kong acquired its 4,903,294 Shares in four private placements with the Company. See “Selling Securityholders” beginning on page 14 for further details on such transactions.

We are registering the Shares for resale to permit each of the Selling Securityholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the Shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Securityholders, we are referring to the shares issued to or acquired by the Selling Securityholders pursuant to the transactions described above, and when we refer to the Selling Securityholders in this prospectus, we are referring to the parties to the same transactions, as applicable and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Securityholders may sell all or a portion of the Shares being offered pursuant to this prospectus at the prevailing market prices at the time of sale or at negotiated prices. We provide more information about the Selling Securityholders in the section entitled “Selling Securityholders” on page 14 of this prospectus.

We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Company’s Common Stock is subject to quotation on the NYSE American under the symbol “NBY.”

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_____________________

The date of this prospectus is May 15, 2020.

___________________________________

About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website as described under the heading “Where You Can Find More Information” in this prospectus.

This prospectus and the documents incorporated by reference in this prospectus include important information about us and the securities being offered. You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information that is in addition to, or different from, the information that is contained, or incorporated by reference, in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information appearing in this prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Unless the context indicates otherwise in this prospectus, the terms “NovaBay,” the “Company,” the “Registrant,” “we,” “our” or “us” in this prospectus refer to NovaBay Pharmaceuticals, Inc.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the financial data and related notes, risks of investing in our securities discussed under the heading “Risk Factors” and other information incorporated by reference in this prospectus. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Our Company

NovaBay Pharmaceuticals, Inc. (the “Company”) is an antibacterial medical device company predominantly focused on eye care. We are currently focused primarily on commercializing Avenova®, an FDA cleared product sold in the United States for cleansing and removing foreign material including microorganisms and debris from skin around the eye, including the eyelid.

Avenova is formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid.

In the first quarter of 2019, many national insurance payors stopped reimbursing Avenova. Despite consistent demand for Avenova, we were challenged by the costs of maintaining an expanded commercial organization with our new lower net selling price. In the second quarter of 2019, we made a strategic shift by significantly reducing our number of field sales representatives by about three-quarters and redeploying our remaining representatives in territories that account for about 95% of our retail pharmacy sales. This shift allowed us to effectively utilize our streamlined commercial resources to reach higher-prescribing physicians while significantly reducing our operating expenses.

Going forward, our core business strategy is centered around increasing sales of Avenova in all distribution channels: (1) Avenova Direct, our direct-to-consumer model, allowing customers to forego time-consuming doctor visits and trips to the pharmacy; (2) Retail Pharmacies, selling to consumers through local pharmacies across 50 states; (3) our Partner Pharmacy Program, providing a consistent patient experience at contracted pricing; and (4) our Buy-and-Sell channel, allowing patients to buy Avenova during their office visits to their preferred eye care specialist.

Beyond Avenova, we have developed additional antibacterial products containing our proprietary, stable and pure form of hypochlorous acid, including NeutroPhase® for the wound care market and CelleRx® for the dermatology market. For NeutroPhase, we have established a U.S. distribution partner and an international distribution partner in China. For CelleRx, we began selling directly to consumers on November 1, 2019 through CelleRx.com, a low-cost online distribution channel leveraging much of the same infrastructure already in place for Avenova Direct. Avenova, NeutroPhase, and CelleRx are medical devices cleared by the FDA under the Food and Drug Administration Act Section 510(k).

Recent Events—COVID-19 Response Update

KN95 Masks

In light of the shortage of protective masks since the outbreak of COVID-19, the Company launched the sale of KN95 disposable air filter masks on the Company’s website in March 2020. The Company has sold approximately 1.0 million KN95 masks to date.

COVID-19 Test Kits

On April 16, 2020, the Company entered into a distribution agreement with Shenzhen Microprofit Biotech Co., Ltd. to exclusively distribute a rapid, finger prick test to determine the presence of COVID-19 or a potential indication of antibody immunity to COVID-19. The distribution of the test kits is subject to approval by the U.S. Federal Drug Administration. See the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2020.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our most recent Annual Report on Form 10-K, as amended, as described under the caption “Incorporation of Certain Information by Reference.”

Company Information

The Company was incorporated under the laws of the State of California on January 19, 2000, as NovaCal Pharmaceuticals, Inc. It had no operations until July 1, 2002, on which date it acquired all of the operating assets of NovaCal Pharmaceuticals, LLC, a California limited liability company. In February 2007, it changed its name from NovaCal Pharmaceuticals, Inc. to NovaBay Pharmaceuticals, Inc. In June 2010, the Company changed the state in which it was incorporated, which we refer to as the “Reincorporation” and is now incorporated under the laws of the State of Delaware.

Our corporate address is 2000 Powell Street, Suite 1150, Emeryville, California 94608, and our telephone number is (510) 899-8800. Our website address is www.novabay.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

The Offering

This prospectus relates to the resale by the Selling Securityholders listed in this prospectus of up to 10,205,644 shares of our Common Stock. Our Common Stock is currently listed on the NYSE American under the symbol “NBY.” All of the Shares will be sold by the Selling Securityholders. Such Selling Securityholders may sell their shares of our Common Stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference.

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●

our assumptions, estimates and beliefs regarding the possible effect of the COVID-19 pandemic on general economic conditions, public health and consumer demand, and the Company’s results of operations, liquidity, capital resources and general performance in the future;

●	the possible impact of COVID-19 on our ability to obtain financing, including through our At the Market Offering Agreement and the availability of any alternative sources of financing;
●	our expectations regarding the use of funds from the Company’s Payment Protection Program loan and the potential for forgiveness of such loan under the terms of the Payment Protection Program;
●	our limited cash and our history of losses;
●	our ability to achieve profitability;
●	whether demand develops for our proprietary products;
●	the impact of competitive or alternative products and pricing;
●	our ability to obtain adequate financing in the future, as and when we need it;
●	our ability to continue as a going concern;
●	the adequacy of protections afforded to us by the patents that we own and the cost to us of maintaining, enforcing and defending those patents;
●	our exposure to and ability to defend third-party claims and challenges to our patent and other intellectual property rights;
●	our success at managing the risks involved in the foregoing items; and
●	other factors discussed in this prospectus.

We discuss in greater detail many of these risks under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.  You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders will receive all of the proceeds from sales of the Shares. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Shares held by them. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

MARKET OF OUR COMMON STOCK

Market Information

Our Common Stock is listed on the NYSE American, under the symbol “NBY.”

Holders

As of May 8, 2020, there were approximately 145 holders of record of our Common Stock. This figure does not reflect persons or entities that hold their stock in nominee or “street” name through various brokerage firms.

Dividend Policy

We have not paid cash dividends on our Common Stock since our inception. We currently expect to retain earnings primarily for use in the operation and expansion of our business; therefore, we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any existing indebtedness and other factors the Board of Directors deems relevant.

PRINCIPAL STOCKHOLDERS

The following table indicates information as of May 8, 2020, regarding the ownership of our Common Stock by:

●	each person who is known by us to own more than five percent (5%) of our shares of Common Stock;

●	our current executive officers and employee, who are each NEOs under SEC proxy rules;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 28,810,563 shares of Common Stock outstanding as of May 8, 2020. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Beneficial Owners Holding More Than 5% (other than Executive Officers and Directors)
Mr. Jian Ping Fu(2)	5,302,350	18.4%
11 Williams Road
Mt. Eliza, Melbourne VIC 3930
Australia

China Pioneer Pharma Holdings Limited(3)	5,188,421	18.0%
190 Elgin Avenue, George Town,
Grand Cayman, Cayman Islands KY1-9005

Armistice Capital Master Fund Ltd.(4)	1,465,426	5.1%
20 Genesis Close
P.O. Box 314
Grand Cayman, Cayman Islands KY1-1104

Executive Officers and Directors
Justin M. Hall, Esq.(5)	187,515	*
Andrew D. Jones	—	—
Lynn Christopher	—	—
Wang Xu(6)	24,750	*
Paul E. Freiman, Ph.D.(7)	104,409	*
Xinzhou (Paul) Li(3), (8)	45,248	*
Swan Sit	—	—
Xiaopei (Ray) Wang	—	—
Mijia (Bob) Wu, M.B.A.(9)	55,244	*
Yenyou (Jeff) Zheng	—	—

All directors and executive officers as a group (10 persons)	417,166	1.4%

________________

*Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within 60 days of May 8, 2020. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within 60 days of May 8, 2020 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)	Mr. Fu holds sole voting power and sole investment power over all 5,302,350 shares.

(3)

Director Xinzhou (Paul) Li is Chairman and Executive Director of China Pioneer Pharma Holdings Limited (“China Pioneer Pharma”) and Director of Pioneer Hong Kong. Mr. Li disclaims beneficial ownership of the shares of the Company Common Stock held by Pioneer Hong Kong. Pioneer Hong Kong and China Pioneer Pharma (by virtue of China Pioneer Pharma’s indirect ownership), share voting power and share investment power over the 5,188,421 shares. Pioneer Hong Kong is a wholly-owned subsidiary of China Pioneer Pharma, and Mr. Li and his family own a majority interest in China Pioneer Pharma. The address for China Pioneer Pharma is: Flat 2605, 26/F Trendy Centre, 682 Castle Peak Road, Lai Chi Kok, Kowloon, Hong Kong.

(4)

Based upon information contained in the Schedule 13G filed by Armistice Capital Master Fund Ltd. (“Armistice”) with the SEC on August 19, 2019, as amended by Amendment No. 1 filed with the SEC on February 14, 2020, Armistice beneficially owned 1,465,426 shares of Common Stock as of December 31, 2019, with sole voting power over 0 shares, shared voting power over 1,465,426 shares, sole dispositive power over 0 shares and shared dispositive power over 1,465,426 shares. Armistice shares such voting and dispositive power with Armistice Capital, LLC and Steven Boyd, both with the following address: 510 Madison Avenue, 7th Floor, New York, New York 10022. Armistice also beneficially owns warrants exercisable for 2,100,000 shares of Common Stock which are not reflected in the above table as pursuant to the terms of such warrants Armistice is prohibited from exercising such warrants while it beneficially owns more than 4.99% of the Company’s outstanding shares of Common Stock.

(5)

Includes (i) 3,405 shares of Common Stock held directly by Mr. Hall (with sole voting power over 3,405 shares, shared voting power over no shares, sole investment power over 3,405 shares and shared investment power over no shares), and (ii) 184,110 shares issuable upon exercise of outstanding options which are exercisable as of May 8, 2020 or within 60 days after such date.

(6)

Includes (i) 21,000 shares held by Ms. Xu’s spouse (who has sole voting power over 21,000 shares, shared voting power over no shares, sole investment power over 21,000 shares and shared investment power over no shares) and (ii) 3,750 shares issuable upon exercise of outstanding options which are exercisable as of May 8, 2020, or within 60 days after such date.

(7)

Includes (i) 2,311 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Mr. Freiman and his spouse are trustees (with sole voting power over 625 shares, shared voting power over 1,061 shares, sole investment power over no shares and shared investment power over 1,686 shares), and (ii) 102,097 shares issuable upon exercise of outstanding options which are exercisable as of May 8, 2020, or within 60 days after such date.

(8)	Reflects 45,248 shares issuable upon exercise of outstanding options which are exercisable as of May 8, 2020, or within 60 days after such date.

(9)

Reflects 55,244 shares issuable upon exercise of outstanding options which are exercisable as of May 8, 2020, or within 60 days after such date. As Non-Executive Director of China Pioneer Pharma, Mr. Wu disclaims beneficial ownership of the shares of the Company Common Stock held by China Pioneer Pharma and Pioneer Hong Kong. See Note (3) above for shares of the Company owned by China Pioneer Pharma and Pioneer Hong Kong.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share. A description of material terms and provisions of our amended and restated certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the bylaws. As of May 8, 2020, there were 28,810,563 shares of Common Stock outstanding, and no shares of our preferred stock outstanding.

On December 18, 2015, we effected a 1-for-25 reverse stock split and 25 shares of our outstanding Common Stock decreased to one share of Common Stock. Similarly, the number of shares of Common Stock issuable upon the exercise of outstanding stock options or warrants, or upon the vesting of outstanding restricted stock units, decreased on a 1-for-25 basis and the exercise price of each outstanding option and warrant increased proportionately.

 Common stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available if our Board of Directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Voting rights. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our amended and restated certificate of incorporation establishes a classified Board, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights. Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our Common Stock are distributable ratably among the holders of our Common Stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The rights of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Amended and restated certificate of incorporation and bylaws. Our amended and restated certificate of incorporation provides that our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our Common Stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of Common Stock outstanding are able to elect all of our directors. Our Board is able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation or departure of an existing board member. Our amended and restated certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent, and that only the Board pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the Board or for proposing matters that can be acted upon at a stockholders’ meeting. Our amended and restated certificate of incorporation provides for the ability of the Board to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the Board, which rights could be senior to those of our Common Stock. Our amended and restated certificate of incorporation and bylaws also provide that approval of at least 66-2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws, or repeal the provisions of our amended and restated certificate of incorporation regarding the election of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

The foregoing provisions make it difficult for holders of our Common Stock to replace our Board. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

 Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

●	the transaction is approved by the Board prior to the time that the interested stockholder became an interested stockholder;
●

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●

at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

SELLING SECURITYHOLDERS

The Company’s two largest stockholders, Mr. Fu and Pioneer Hong Kong, or affiliates of Pioneer Hong Kong, purchased shares of the Company’s Common Stock in the following private placement transactions with the Company:

●

September 2012. Pioneer Pharma (Singapore) Pte. Ltd., an affiliate of China Pioneer Pharma (“Pioneer Singapore”), purchased 80,000 units (with such amount giving effect to the Company’s 1-for-25 reverse stock split on December 18, 2015) with each unit consisting of one share of Common Stock and one warrant to purchase a share of Common Stock for aggregate consideration of $2.5 million in a private placement with the Company pursuant to a unit purchase agreement, dated September 13, 2012. See the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2012. The warrants issued in this transaction were subsequently cancelled and therefore never exercised.

●

November 2013. Pioneer Singapore purchased 200,000 shares of Common Stock (with such amount giving effect to the Company’s 1-for-25 reverse stock split on December 18, 2015) for aggregate consideration of $5.7 million in a private placement with the Company pursuant to a common stock purchase agreement, dated November 25, 2013. See the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2013.

●

February 2016. Mr. Fu and Pioneer Singapore each purchased 696,590 shares of Common Stock for aggregate consideration of approximately $1.26 million and $1.33 million, respectively, in a private placement with the Company pursuant to a securities purchase agreement, dated February 16, 2016. See the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2016.

●

April 2016. Mr. Fu purchased 1,937,173 shares of Common Stock and warrants exercisable for 968,587 shares of Common Stock for aggregate consideration of $3.7 million, and Pioneer Singapore purchased an aggregate of 2,617,802 shares of Common Stock and warrants exercisable for 1,308,902 shares of Common Stock (which closed in two tranches) for aggregate consideration of $5.0 million, both in a private placement with the Company pursuant to a securities purchase agreement, dated April 4, 2016. All warrants purchased by Mr. Fu in this transaction were exercised on September 22, 2016, and all warrants purchased by Pioneer Singapore in this transaction were exercised on August 21, 2016. See the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2016.

In addition to the above, on March 21, 2019, Mr. Fu purchased 1,700,000 shares of Common Stock from OP Financial Investments Limited. OP Financial Investments Limited purchased such shares of Common Stock from the Company in a private placement pursuant to a share purchase agreement, dated February 5, 2018. Further, as part of an internal reorganization, Pioneer Singapore transferred all of its shares of Common Stock to Pioneer Hong Kong.

We are registering the resale of 10,205,644 shares of Common Stock (the “Shares”) held by Mr. Fu and Pioneer Hong Kong (the “Selling Securityholders”) acquired in the transactions described above to permit each of the Selling Securityholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the Shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the Selling Securityholders, we are referring to the shares issued to or acquired by the Selling Securityholders pursuant to the transactions described above, and when we refer to the Selling Securityholders in this prospectus, we are referring to the parties to the same transactions, as applicable and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Securityholders may sell some, all or none of the Shares. We do not know how long the Selling Securityholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the Shares. The Shares covered hereby may be offered from time to time by the Selling Securityholders.

The following table sets forth the name of each Selling Securityholder, the number of Shares owned by the Selling Securityholders as of May 8, 2020, the number of Shares that may be offered under this prospectus, and the number of shares of our Common Stock to be beneficially owned by the Selling Securityholders assuming all of the Shares covered hereby are sold.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Securityholders. The information in the table below and the footnotes thereto regarding shares of Common Stock to be beneficially owned after the offering assumes the sale of all Shares being offered by the Selling Securityholders under this prospectus. We believe that each of the Selling Securityholders named in this table has sole voting and investment power with respect to the shares of Common Stock indicated as owned.

The following table sets forth:

●	the name of each of the Selling Securityholders;

●	the number of shares of our Common Stock owned by each such Selling Securityholder prior to this offering on May 8, 2020;

●	the number of shares of our Common Stock being offered pursuant to this prospectus; and

●	the number of shares of our Common Stock beneficially owned upon completion of this offering.

Assuming all Shares are sold, Mr. Fu will own less than 1.0% of our Common Stock after the offering while Pioneer Hong Kong will retain approximately 1.0% of our Common Stock.

Name of Selling Securityholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Being Offered	Shares of Common Stock Owned After Offering(1)	Percent Owned After the Offering
Jian Ping Fu	5,302,350	5,302,350	—	—
Pioneer Pharma (Hong Kong) Company Ltd.	5,188,421	4,903,294	285,127	1.0%

________________

(1)	The numbers in the below column assume that all Shares pursuant to this prospectus are sold.

Relationships with the Selling Securityholders

In addition to the transactions described above, as the two largest stockholders of the Company, both Selling Securityholders currently have a representative on the Company’s Board of Directors. Director Xinzhou (Paul) Li is a Director of Pioneer Hong Kong and the Chairman and Executive Director of, as well as the holder of a majority interest in, China Pioneer Pharma and has served on the Company’s Board of Directors since April 2015. Mr. Fu nominated Director Xiaopei (Ray) Wang who has served on the Company’s Board since July 2019.

Further, on February 27, 2019, the Company issued a promissory note to Pioneer Hong Kong, which was amended on June 25, 2019, loaning the Company $1,000,000 (the “Promissory Note”). The Promissory Note currently bears an interest payment of $300,000 (initially $150,000) and is payable in full upon the Company’s next financing with Pioneer Hong Kong and in no event after July 1, 2020 (an extension per the June amendment from the initial maturity date of July 27, 2019).

PLAN OF DISTRIBUTION

The Company is registering the shares of its Common Stock offered pursuant to the registration statement and related prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which term as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer after the date of the prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Securityholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. The Company will pay other expenses relating to the preparation, updating and filing of the registration statement. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the Selling Securityholders gift, pledge or otherwise transfer the Shares offered hereby, such transferees may offer and sell the Shares from time to time under the prospectus, provided that the prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of Selling Securityholders under the prospectus.

The Selling Securityholders may use any one or more of the following methods when disposing of Shares or interests therein, some of which may or may not involve broker-dealers acting as agent or principal:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, to the extent permitted by law;

●	through the writing or settlement of options or other hedging transactions, whether through an option exchange or otherwise;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with the Supplementary Material to FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. The Selling Securityholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Securityholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon by our counsel, Squire Patton Boggs (US) LLP, Washington, DC.

EXPERTS

The consolidated financial statements of NovaBay appearing in its Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by OUM & Co. LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statement, and other information regarding issuers that file electronically with the SEC, which are available at the SEC's website at http://www.sec.gov.

We also maintain a website at http://www.novabay.com/investors/sec-filings, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

Incorporation OF CERTAIN INFORMATION by Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 26, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 7, 2020;

●

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019, from our definitive proxy statement in connection with our 2020 Annual Meeting of Stockholders which was filed with the SEC on April 15, 2020;

●	our current reports on Form 8-K, filed with the SEC on February 6, 2020, March 16, 2020, March 20, 2020, April 3, 2020, April 20, 2020, April 27, 2020, May 5, 2020, May 5, 2020, and May 15, 2020; and

●

the description of our Common Stock in our registration statement on Form 8-A, as filed with the SEC on August 29, 2007 and updated by our Current Report on Form 8-K filed with the SEC on June 29, 2010.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1550

Emeryville, CA  94608

(510) 899-8800

Attn:  Corporate Secretary

10,205,644 Shares of Common Stock

___________

PROSPECTUS

___________

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

___________

May 15, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The expenses (other than underwriting discounts and expenses) payable by us in connection with this offering are as follows:

Amount
SEC registration fee	$1,272
Accounting fees and expenses	$8,000
Legal fees and expenses	$10,000
Transfer agent fees and expenses	$2,000
Total expenses	$21,272

* To be filed by amendment.

ITEM 14. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation, as amended, provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Under the Delaware General Corporation Law, no director will be personally liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the duty of loyalty to the Company or the Company’s stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

●	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated bylaws provide that:

●	the Company is required to indemnify the Company’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

●	the Company may indemnify the Company’s other employees and agents as set forth in the Delaware General Corporation Law;

●

the Company is required to advance expenses to the Company’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

●	the rights conferred in the amended and restated bylaws are not exclusive.

 The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that require the Company to indemnify these persons all direct and indirect costs of any type or nature whatsoever, including attorney’s fees, witness fees, and other out-of-pocket costs of whatever nature, incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Company has purchased insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

ITEM 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

Capital Raise	# of Shares, Units or Warrants	Date
Sale of an aggregate of 1,700,000 shares of Common Stock at $3.52 per share for an aggregate purchase price of $5,984,000	1,700,000	February 8, 2018

Issuance of a secured convertible promissory note with an original principal amount of $2,215,000 which may be converted to shares of Common Stock at a conversion price of $1.65 per share for an aggregate purchase price of $2,000,000	—	March 26, 2019

Sale of an aggregate of 1,371,427 shares of Common Stock at $1.75 per share and warrants exercisable for 1,371,427 shares at an exercise price of $0.87 per share (subsequently registered on a resale registration statement on a Form S-3 (File No. 333-233623)) for an aggregate purchase price of $2,400,000	2,742,854	June 26, 2019

Sale of warrants exercisable for 4,198,566 shares at an exercise price of $1.15 per share that were sold with 4,198,566 shares of Common Stock in a registered direct offering for an aggregate purchase price of $4,198,566	4,198,566	August 13, 2019

Sale of an aggregate of 2,700,000 shares of Common Stock at $1.00 per share and warrants exercisable for 2,700,000 shares at an exercise price of $1.15 per share for an aggregate purchase price of $2,700,000	5,400,000	August 13, 2019

Potential future issuance of warrants exercisable for an aggregate number of shares of the Company’s common stock equivalent to twelve percent (12%) of the Company’s outstanding common stock on the later of the date on which all certain regulatory approvals are received and the date stockholder approval to increase the number of the Company's authorized shares of common stock is received as consideration for an exclusive distribution right, pursuant to the Company’s International Distribution Agreement, dated April 16, 2020

	Undetermined	Undetermined

No underwriters were involved in the foregoing sales of securities, but China Kington Asset Management Co. Ltd. acted as placement agent in each of the foregoing sales of securities except in the issuance of the secured convertible promissory note where Ascendiant Capital Markets, LLC acted as placement agent, the private placement of warrants exercisable for 4,198,566 shares of Common Stock where Ladenburg acted as placement agent and the potential future issuance of warrants where no third party acted as underwriter or placement agent.

Further, the securities described above were issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, as a transaction to an accredited investor not involving a public offering. The recipients of securities in all such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

		Incorporation by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Form 8-K Item Reference	Filing Date
3.1	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.	10-K	001-33678	3.1	3/21/2018
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-33678	3.1	6/04/2018
3.3	Bylaws	8-K	001-33678	3.2	6/29/2010
4.1	Form of Warrant issued in October 2015 offering, as amended	10-K	001-33678	4.5	3/23/2017
4.2	Form of Warrant in June 2019 offering	8-K	001-33678	4.1	6/19/2019
4.3	Specimen Common Stock Certificate	S-1	333-140714	4.2	8/10/2007
4.4	Form of Domestic Warrant issued in August 2019	8-K	001-33678	4.1	8/09/2019
4.5	Form of Foreign Warrant issued in August 2019	8-K	001-33678	4.2	8/09/2019
5.1	Opinion of Squire Patton Boggs (US) LLP					X
10.1+	Indemnity Agreement (Form of Indemnity Agreement between the Company and its Directors and Officers)	10-Q	001-33678	10.1	8/12/2010
10.2+	NovaCal Pharmaceuticals, Inc. 2005 Stock Option Plan	S-1 as amended	333-140714	10.2	3/30/2007
10.3+	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan (as amended and restated)	S-8	333-215680	99.1	1/24/2017

10.4+	NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan	S-8	333-218469	99.1	6/02/2017
10.5+	NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan (Form Agreements to the 2017 Omnibus Incentive Plan)	S-8	333-218469	99.2	6/02/2017
10.6+	Non-Employee Director Compensation Plan	8-K	001-33678	10.1	10/11/2018
10.7+	Executive Employment Agreement (Employment Agreement of Justin M. Hall)	8-K	001-33678	10.1	12/20/2017
10.8	Office Lease between EmeryStation Associates II, LLC (Landlord) and NovaCal Pharmaceuticals, Inc. (Tenant), EmeryStation North	S-1, as amended	333-140714	10.10	3/30/2007
10.9	Fifth Amendment to Lease between EmeryStation Office II, LLC (Landlord) and NovaCal Pharmaceuticals, Inc. (Tenant), EmeryStation North Project	10-K	001-33678	10.20	3/14/2008
10.10	Sixth Amendment to Lease between EmeryStation Office II, LLC (Landlord) and NovaCal Pharmaceuticals, Inc. (Tenant), EmeryStation North Project	10-Q, as amended	001-33678	10.1	11/14/2008
10.11	Seventh Amendment to Lease between EmeryStation Office II, LLC (Landlord) and NovaCal Pharmaceuticals, Inc. (Tenant), EmeryStation North Project	10-Q	001-33678	10.2	8/09/2012
10.12	Eighth Amendment to Lease between EmeryStation Office II, LLC (Landlord) and NovaCal Pharmaceuticals, Inc. (Tenant), EmeryStation North Project	10-K	001-33678	10.19	3/04/2016
10.13	Office Lease (between the Company and KBSIII Towers at Emeryville, LLC)	8-K	001-33678	10.1	8/26/2016
10.14	Sublease Agreement by and between NovaBay Pharmaceuticals, Inc. and Zymergen, Inc., dated July 11, 2016	8-K	001-33678	10.1	7/15/2016
10.15†	Collaboration and License Agreement by and between NovaBay Pharmaceuticals, Inc. and Galderma S.A.	10-Q, as amended	001-33678	10.2	8/04/2009
10.16†	Amendment No. 1 to the Collaboration and License Agreement	10-K	001-33678	10.18	3/30/2010
10.17†	Amendment No. 2 to the Collaboration and License Agreement	10-K	001-33678	10.24	3/10/2011
10.18†	International Distribution Agreement (by and between the Company and Pioneer Pharma Co. Ltd.)	10-K	001-33678	10.18	3/27/2012
10.19	Commission structure for warrant exercise	8-K	001-33678	Item 1.01	9/30/2016

10.20	Promissory Note Payable to Pioneer Pharma (Hong Kong) Company Limited, dated February 27, 2019	8-K	001-33678	10.1	3/01/2019
10.21	First Amendment to the Promissory Note (payable to Pioneer Pharma (Hong Kong) Company Limited), dated June 25, 2019	8-K	001-33678	10.1	6/26/2019
10.22	Security Agreement with China Kington Asset Management Co. Ltd., dated February 27, 2019 (in connection with the Promissory Note of the same date)	8-K	001-33678	10.2	3/01/2019
10.23	Securities Purchase Agreement between the Company and Iliad Research and Trading, L.P., dated March 26, 2019	8-K	001-33678	10.2	3/28/2019
10.24	Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P., dated March 26, 2019	8-K	001-33678	10.3	3/28/2019
10.25	Security Agreement between the Company and Iliad Research and Trading, L.P., dated March 26, 2019	8-K	001-33678	10.4	3/28/2019
10.26	International Distribution Agreement between the Company and Shenzhen Microprofit Biotech Co., Ltd., dated April 16, 2020	8-K	001-33678	10.1	4/20/2020
10.27	Intermediary Distribution Agreement between the Company and Chongqing Pioneer Pharma Holdings Limited, dated April 16, 2020	8-K	001-33678	10.2	4/20/2020
10.28	Paycheck Protection Program Promissory Note and Agreement, dated May 3, 2020, between the Company and Wells Fargo Bank, N.A.	10-Q	001-33678	10.28	5/07/2020
10.29	Second Amendment to Promissory Note, dated May 14, 2020	8-K	001-33678	10.1	05/15/2020
23.1	Consent of OUM & Co. LLP					X
23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page hereto					X

+	Indicates a management contract or compensatory plan or arrangement
†	NovaBay Pharmaceuticals, Inc. has been granted confidential treatment with respect to certain portions of this exhibit (indicated by asterisks), which have been separately filed with the SEC.

(b) Financial Statement Schedules

Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto appearing in the prospectus made part of this registration statement.

ITEM 17. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California, on May 15, 2020.

NOVABAY PHARMACEUTICALS, INC.

/s/ Justin M. Hall
Justin M. Hall
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Justin M. Hall and Andrew D. Jones, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument

Signature	Title	Date

/s/ Justin M. Hall	President and Chief Executive Officer	May 15, 2020
Justin M. Hall	(principal executive officer)

/s/ Andrew D. Jones	Chief Financial Officer	May 15, 2020
Andrew D. Jones	(principal financial and accounting officer)

/s/ Paul E. Freiman	Director	May 15, 2020
Paul E. Freiman, Ph.D.

/s/ Xinzhou (Paul) Li	Director	May 15, 2020
Xinzhou (Paul) Li

/s/ Swan Sit	Director	May 15, 2020
Swan Sit

/s/ Xiaopei (Ray) Wang	Director	May 15, 2020
Xiaopei (Ray) Wang

/s/ Mijia (Bob) Wu	Director	May 15, 2020
Mijia (Bob) Wu, M.B.A.

/s/ Yenyou (Jeff) Zheng
Yenyou (Jeff) Zheng, Ph.D.	Director	May 15, 2020